SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN CONSENT STATEMENT
SCHEDULE 14A INFORMATION
CONSENT STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT
OF 1934
(AMENDMENT NO.                    )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Consent Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
☐ Definitive Consent Statement
☑ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12
BAIRNCO CORPORATION
(Name of Registrant as Specified in Its Charter)
BAIRNCO CORPORATION
(Name of Persons(s) Filing Consent Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
☐ Fee paid previously with preliminary materials:
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No:
(3) Filing Party:
(4) Date Filed:

March 2, 2007
Dear Shareholder:
     On January 24, 2007, the Board of Directors (the “Board”) of Bairnco Corporation (the “Company”) filed a Consent Revocation Statement on Schedule 14A (the “Consent Revocation”) in connection with the solicitation of written stockholder consents (the “Consent Solicitation”) by Steel Partners II, L.P. and its wholly-owned subsidiary, BZ Acquisition Corp. (collectively, “BZA”).
     In connection with the Agreement and Plan of Merger, dated as of February 23, 2007, among Steel Partners II, L.P., BZ Acquisition Corp. and the Company, BZA has terminated and withdrawn the Consent Solicitation.
     As a result, the Company has terminated and withdrawn the Consent Revocation.
Sincerely,
/s/ Luke E. Fichthorn III

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